THE GOODYEAR TIRE & RUBBER COMPANY
OUTSIDE DIRECTORS' EQUITY PARTICIPATION PLAN
(As Adopted February 2, 1996 and last Amended as of October 5, 2011)

1.    Purpose. The purpose of the Plan is to enable The Goodyear Tire & Rubber Company (the "Company") to (a) attract and retain outstanding individuals to serve as non-employee directors of the Company, (b) further align the interests of non-employee directors with the interests of the other shareholders of the Company by making the amount of the compensation of non-employee directors dependent in part on the value and appreciation over time of the Common Stock of the Company, and (c) permit each non-employee director to defer receipt of all or a portion of his or her annual retainer until after retirement from the Board of Directors of the Company.

2.    Definitions. As used in the Plan, the following words and phrases shall have the meanings specified below:

"Account" means any of, and "Accounts" means all of, the Equity Participation Accounts and the Retainer Deferral Accounts maintained in the records of the Company for Participants.

"Accrual" means any dollar amount credited to an Account, including Special Accruals, Quarterly Accruals, Retainer Deferral Accruals, Dividend Equivalents and Interest Equivalents.

"Beneficiary" means the person or persons designated by a Participant pursuant to Section 12.

"Board" means the Board of Directors of the Company.

"Committee" means the Compensation Committee of the Board.

"Common Stock" means the Common Stock, without par value, of the Company.

"Conversion Date" means, with respect to each Account of each Retired Outside Director, the later of (i) the first business day of the seventh month following the month during which such Retired Outside Director terminated his or her service as a member of the Board, or (ii) the fifth business day of the calendar year following the calendar year during which such Retired Outside Director terminated his or her service as a member of the Board. For all balances that are earned and vested after December 31, 2004, the term “termination of service” means a separation from service as defined in Section 409A of the Code.

"Dividend Equivalent" means, with respect to each dividend payment date for the Common Stock, an amount equal to the cash dividend per share of Common
Stock which is payable on such dividend payment date.

“Equity Grant Amount” means for each calendar quarter of service from October 1, 2008 through September 30, 2010, $23,750; for service from October 1, 2010 through December 31, 2011, $27,500; and for service on or after January 1, 2012, $28,750.

"Equity Participation Account" means a bookkeeping account maintained by the Company for a Participant to which Quarterly Accruals and Dividend Equivalents are credited in respect of Outside Directors through the Conversion Date (and, with respect to each Outside Director serving as a Director on February 2, 1996, a Special Accrual will be credited) and Interest Equivalents are credited on Dollar denominated amounts subsequent to the Conversion Date, which Account shall be denominated in Units until the Conversion Date and, thereafter, for Units granted prior to January 1, 2009 shall be denominated in dollars and for Units granted after December 31, 2008 (for service on or after October 1, 2008) shall be denominated in shares of Common Stock except any remaining fractional Unit shall be denominated in Dollars.

"Fair Market Value of Common Stock" means, in respect of any date on or as of which a determination thereof is being or to be made, the closing market price of the Common Stock reported on the New York Stock Exchange Composite Transactions Tape on such date, or, if the Common Stock was not traded on such date, on the next preceding day on which sales of shares of the Common Stock were reported on the New York Stock Exchange Composite Transactions tape.

"Interest Equivalent" has the meaning assigned in Section 11(C).

"Outside Director" means and includes each person who, at the time any determination thereof is being made, is a member of the Board and who is not and never has been an employee of the Company or any subsidiary or affiliate of the Company.

"Participant" means and includes, at the time any determination thereof is being made, each Outside Director and each Retired Outside Director who has a balance in his or her Accounts.

“Restricted Stock Unit” means the Units issued pursuant to a Restricted Stock Grant under Section 8 of the Company’s 2008 Performance Plan, or any successor equity compensation plan, so long as such Units remains subject to the restrictions and conditions specified in this Plan pursuant to which such Restricted Stock Grant is made.

"Retainer" means with respect to each Outside Director the retainer fee payable to such Outside Director by the Company, plus all meeting attendance fees payable by the Company to such Outside Director, in respect of a calendar quarter.

"Retainer Deferral Account" means a bookkeeping account maintained by the Company for a Participant to which Retainer Accruals and Dividend Equivalents are credited through the Conversion Date and Interest Equivalents on Dollar denominated amounts are credited subsequent to the Conversion Date, which Account shall be denominated in Units until the Conversion Date and, thereafter, for Units created prior to January 1, 2011 shall be denominated in dollars and for Units created after December

31, 2010 shall be denominated in shares of Common Stock except any remaining fractional Unit shall be denominated in Dollars.

"Retired Outside Director" means an Outside Director who has terminated his or her service as a member of the Board and is entitled to receive distributions in respect of his or her Account or Accounts as provided in Section 10.

"Plan" means The Goodyear Tire & Rubber Company Outside Directors' Equity Participation Plan, the provisions of which are set forth herein.

"Quarterly Accrual" has the meaning assigned in Section 7.

"Retainer Deferral Accrual" has the meaning assigned in Section 8.

"Special Accrual" has the meaning assigned in Section 7.

"Unit" means an equivalent to a hypothetical share of Common Stock which is the denomination into which all dollar Accruals (other than Interest Equivalents) to any Account are to be translated. Upon the Accrual of any dollar amount to any Account on or prior to the Conversion Date thereof, such dollar amount shall be translated into Units by dividing the dollar amount of such Accrual by the Fair Market Value of the Common Stock on the day on or as of which such Accrual to the Account is made or, if not made on a day on which the New York Stock Exchange is open for trading, on the trading day next following the date of the Accrual. Additionally, each Restricted Stock Unit granted is equal to one Unit. Units, and the translation thereof from dollars, shall be calculated and recorded in the Accounts rounded to the fourth decimal place.

"Year of Service" means, with respect to each Outside Director, the twelve month period commencing with the date of the individuals' election as an Outside Director or any anniversary thereof.

3.    Effective Date. The Plan is adopted on, and is effective on and after, February 2, 1996.

4.    Eligibility. Each person who serves as an Outside Director at any time subsequent to February 1, 1996 is eligible to participate in the Plan.

5.    Administration. Except with respect to matters expressly reserved for action by the Board pursuant to the provisions of the Plan, the Plan shall be administered by the Committee, which shall have the exclusive authority except as aforesaid to take any action necessary or appropriate for the proper administration of the Plan, including the full power and authority to interpret the Plan and to adopt such rules, regulations and procedures consistent with the terms of the Plan as the Committee deems necessary or appropriate. The Committee's interpretation of the Plan, and all actions taken within the scope of its authority, shall be final and binding on the Company and the Participants.

6.    Equity Participation Accounts. There shall be established and maintained by the Company an Equity Participation Account with respect to each Outside Director to which Accruals or Grants of Restricted Stock Units shall be made from time to time in accordance with the provisions of the Plan.

7.
(A) Quarterly Accruals. On the first day of each calendar quarter, commencing April 1, 2007 and ending on October 1, 2008 for service through September 30, 2008, the Company shall credit $23,750 ($20,000 in respect of each quarter during the period beginning July 1, 2005 and ended on December 31, 2006, $17,500 in respect of each quarter during the period beginning July 1, 2004 and ended on June 30, 2005, $7,500 in respect of each quarter during the period beginning January 1, 2003 and ended on June 30, 2004, $2,500 in respect of each quarter during the period beginning July 1, 1998 and ended on December 31, 2002 and $2,000 in respect of each quarter during the period beginning April 1, 1996 and ended on June 30, 1998) to the Equity Participation Account of each Outside Director who is then a member of the Board of Directors and served as a member of the Board for the entire calendar quarter ended immediately prior to such day (each a "Quarterly Accrual").

(B) (1) Special Accruals. The Company shall credit to the Equity Participation Account of each Outside Director who was an Outside Director on January 1, 2007, a $3,750 accrual as of April 2, 2007.

(B) (2)    Special Accruals. On April 13, 2004, the Company shall credit to the Equity
Participation Account of each Outside Director eligible to receive a quarterly accrual as of
April 1, 2004, an additional credit in the amount of $20,000.

(B) (3) Special Accruals. On February 2, 1996, the Company shall credit to the Equity Participation Account of each Outside Director then serving as a member of the Board of Directors a special, one-time credit (a "Special Accrual"), the amount of which shall be determined in accordance with the following formula:
N
SP = [FRPA - FQC] / 1.01943

where,
SP is the dollar amount of the Special Accrual in respect of a participating Outside Director at February 2, 1996;
FRPA is the future value of an annuity at age 70 under the Retirement Plan for Outside Directors (as provided by Watson Wyatt and based on the UP-1984 mortality table) that would be needed to provide a lifetime annuity at age 70 assuming the benefit increases 3% per year starting in 1997.
FQC is the future value of quarterly accruals, calculated on the value at age 70 of $1,000 quarterly accruals to the Equity Participation Account of the participating Outside Director starting April 1, 1996, assuming a compound annual growth rate of 8%.
N is the number of quarters until the Outside Director retires having attained age 70.

(C) Restricted Stock Units Grant. Effective for service on or after October 1, 2008 to be granted January 1, 2009 and on the first day of each succeeding calendar quarter, each Outside Director who is then a member of the Board of Directors and served as a member of the Board for any portion of the calendar quarter ended immediately prior to such day, will be granted the number of Restricted Stock Units that will be equal to the applicable Equity Grant Amount

(or the pro-rata amount based on the number of days of service in the quarter if the Outside Director did not serve the whole quarter) divided by the Fair Market Value of Common Stock for such grant date, or if the New York Stock Exchange is not open for trading on such date, the grant date shall be the next following trading date. For the last quarterly grant with respect to the last quarter of Board service, any fractional amount of the applicable Equity Grant Amount (or the pro-rata amount based on the number of days of service in the quarter if the Outside Director did not serve the whole quarter) that is not utilized in converting the grant into whole shares of Restricted Stock when added to any outstanding fractional Restricted Stock Unit shall be paid in cash when the shares are distributed pursuant to 10. (C). Effective for grants made in respect of service on or after October 1, 2010, the Restricted Stock Units are further restricted by only ratably vesting over three years, subject to accelerated full vesting upon becoming a Retired Outside Director.
(D) Translation of Accruals into Units. Each Accrual (other than Interest Equivalents) to an Equity Participation Account shall be translated into Units by dividing the dollar amount thereof by the Fair Market Value of the Common Stock on the day as of which such Accrual is made, or, if the date on or as of which such Accrual is made is not a day on which the New York Stock Exchange is open for trading, on the next following trading day. Upon such translation of an Accrual into Units, the resulting number of Units shall be credited to the relevant Equity Participation Account (in lieu of the dollar amount of such Accrual) and such Accrual shall continue to be denominated in such number of Units until the Conversion Date for such Account, when those Units derived from Accruals (as compared to Units from Restricted Stock Unit Grants) will be converted into a dollar amount equal to the product of (i) the number of Units credited to such Account on such Conversion Date, multiplied by (ii) the Fair Market Value of the Common Stock on such Conversion Date.

8.    Retainer Deferral Accounts. Each Outside Director may, at his or her sole election, defer receipt of 25%, 50%, 75% or 100% of his or her Retainer payable in respect of and during any calendar year by electing to have such amount credited to his or her Retainer Deferral Account (herein referred to as a "Retainer Account Accrual"). Each deferral election, if any, shall be made by an Outside Director annually, must be in respect of an entire calendar year and shall be made not later than, and shall become irrevocable as of, June 30th of the year prior to the calendar year in respect of which such election is being made. The dollar amount of each Retainer Account Accrual shall be translated (in the manner specified in Section 7(D)) into Units on the date such Retainer Account Accrual is credited to the relevant Retainer Deferral Account, which shall be the day on which the payment of such portion of the Retainer would have been made absent the election of the Outside Director to defer the payment of all or a portion thereof. Upon such translation into Units, the resulting number of Units shall be credited to the relevant Retainer Deferral Account (in lieu of the dollar amount of such Accrual) and such Accrual shall continue to be denominated in such number of Units until the Conversion Date, when for Units in respect of deferrals elected prior to January 1, 2011 applicable to plans years through December 31, 2010, the Units will be converted into a dollar amount equal to the product of (i) the number of Units credited to such Retainer Deferral Account on such Conversion Date, multiplied by (ii) the Fair Market Value of the Common Stock of such Conversion Date. For Units relating to deferrals effective on or after January 1, 2011, each Unit will be converted to a share of Common Stock and all such shares of Common Stock will be delivered on the fifth business day of the calendar quarter following the quarter of his or her separation from Board service with any remaining fractional Unit paid in cash at that time.

9.     Dividend Equivalents. With respect to each Account and Restricted Stock Unit, from time to time through the relevant Conversion Date each Unit in such Account and Restricted Stock Unit shall be credited with a Dividend Equivalent at the same time as cash dividends are paid on shares of the Common Stock. Dividend Equivalents credited to each Account and Restricted Stock Unit shall be automatically translated into Units or Restricted Stock Units by dividing the dollar amount of such Dividend Equivalents by the Fair Market Value of the Common Stock on the date the relevant Dividend Equivalent is accrued to such Account and Restricted Stock Unit. The number of Units or Restricted Stock Units resulting shall be credited to such Account and Restricted Stock Unit (in lieu of the dollar amount of such Accrual) and such Accrual shall be denominated in Units until the Conversion Date.

10.    Eligibility For Benefits. (A) Equity Participation Accounts. (1) For all balances that were earned and vested prior to January 1, 2005, each Retired Outside Director shall be entitled to receive the balance of his or her Equity Participation Account in accordance with the provisions of Section 11 of the Plan, unless the Board of Directors acts to reduce the amount of, or to deny the payment of, the Equity Participation Account of such Retired Outside Director; provided, however, that the Board of Directors shall not have the authority to reduce the amount of, or to deny the payment of, the Equity Participation Account of any Outside Director who terminates his or her service on the Board of Directors if (i) prior to such termination of service, the Retired Outside Director either (x) had five or more years of service and had attained age 70, or (y) had ten or more years of service and had attained age 65, or (ii) such termination was due to the death of the Outside Director. Notwithstanding the foregoing, the Board may at any time deny the payment of, or reduce the amount of, the Equity Participation Account of any Participant if, in the opinion of the Board, such Participant was engaged in an act of misconduct or otherwise engaged in conduct contrary to the best interest of the Company. (2) For all balances that are earned or vested after December 31, 2004, each Retired Outside Director shall be entitled to receive the balance of his or her Equity Participation Account in accordance with the provisions of Section 11 of the Plan for Units that are to be paid in Dollars (Units granted from Accruals prior to January 1, 2009). Notwithstanding the foregoing, the Board may at any time deny the payment of, or reduce the amount of, the Equity Participation Account of any Participant if, in the opinion of the Board, such Participant was engaged in an act of misconduct or otherwise engaged in conduct detrimental to the Company.

(B)
Retainer Deferral Accounts. Each Retired Outside Director shall be entitled to receive the balance, if any, of his or her Retainer Deferral Account in accordance with the provisions of Section 11 of the Plan.

(C)
Restricted Stock Units. Each Outside Director will receive shares of Common Stock for their Restricted Stock Units on the fifth business day of the calendar quarter following the quarter of his or her separation from Board service. Notwithstanding the foregoing, the Board may at any time deny the payment of, or reduce the amount of, the Restricted Stock Units of any Participant if, in the opinion of the Board, such Participant was engaged in an act of misconduct or otherwise engaged in conduct detrimental to the Company.

11.    Payment of Accounts. (A) All distributions of Equity Participation Accounts and Retainer Deferral Accounts to Participants shall be made in cash or Common Stock pursuant to the terms of the Accrual, Grant or deferral according to the provisions of the Plan.

(B) In the case of each Retired Outside Director, the Units credited to his or her Equity Participation Account and Retainer Deferral Account, respectively, shall, on the Conversion Date for such Retired Outside Director, be converted to a dollar denominated amount by multiplying the number of Units that are to be paid in Dollars in each of the Accounts by the Fair Market Value of the Common Stock on such Conversion Date and for Units that are to be paid in Common Stock, each Unit is equal to one share.

(C) For all balances that were earned and vested prior to January 1, 2005, from and after the Conversion Date until paid, the balance (expressed in dollars) of the Equity Participation Account, and, if any, of the Retainer Deferral Account, of each Retired Outside Director shall be credited monthly until paid with "Interest Equivalents", which shall be equal to one-twelfth (1/12th) of the product of (x) the dollar balance of such Account, multiplied by (y) the sum (expressed as a decimal to six places) of the rate equivalent to the prevailing annual yield of United States Treasury obligations having a maturity of ten years (or, if not exactly ten years, as close to ten years as possible without exceeding ten years) at the Conversion Date, plus one percent (1%).

(D) (1) For all balances that were earned and vested prior to January 1, 2005, the Accounts of each Retired Outside Director will be paid in ten (10) annual installments commencing on the fifth business day following the Conversion Date with respect to such Accounts, and thereafter on each anniversary of such Conversion Date; each installment to be in an amount equal to the total dollar balance of such Accounts on the fifth business day prior to the date such annual installment is due and payable divided by the number of installments remaining (including the annual installment then being calculated for payment) to be paid.

(D) (2) For all balances that are earned or vested after December 31, 2004, the payment of such balance for Units that are to be paid in Dollars (Units created from Accruals prior to January 1, 2009) shall be made in a lump sum payment on the fifth business day following the Conversion Date in respect of such Retired Outside Director. For Units relating to deferrals effective on or after January 1, 2011, each Unit will be converted to a share of Common Stock and all such shares of Common Stock will be delivered on the fifth business day of the calendar quarter following the quarter of his or her separation from Board service with any remaining fractional Unit paid in cash at that time.

(E) (1) For all balances that were earned and vested prior to January 1, 2005, the Committee may, in its sole discretion, elect to pay the Equity Participation Account or the Retainer Deferral Account, or both, of any Retired Outside Director in a lump sum or in fewer than ten installments. In the event that the Committee shall elect to make a lump sum payment of an Account of any Retired Outside Director (or to make payment thereof in fewer than ten annual installments), the payment of such lump sum shall be made (or such installments shall commence) on the fifth business day following the Conversion Date in respect of such Retired Outside Director.

(F) In the event of the death of an Outside Director, the entire balance of his or her Accounts shall be eligible for payment which shall be made in a lump sum on the Conversion Date for his or her Accounts.

(G) In the event of the death of a Retired Outside Director, the entire balance of his or her Accounts(s) shall be paid on the Conversion Date for his or her Accounts (if it has not occurred)

or on the next occurring anniversary thereof.

12.    Designation of Beneficiary. A Participant may designate a person or persons (the "Beneficiary") to receive, after the Participant's death, any remaining benefits payable under the Plan. Such designation shall be made by the Participant on a form prescribed by the Committee. The Participant may at any time change or revise such designation by filing a new form with the Committee. The person or persons named as beneficiary in the designation of beneficiary form duly completed and filed with the Company bearing the most recent date will be the Beneficiary. All payments due under the Plan after the death of a Participant shall be made to his or her Beneficiary, except that (i) if the Participant does not designate a Beneficiary or the Beneficiary predeceases the Participant, any remaining benefits payable under the Plan after the Participant's death shall be paid to the Participant's estate, and (ii) if the Beneficiary survives the Participant but dies prior to receiving the benefits payable under the Plan, the benefits under the Plan shall be paid to the Beneficiary's estate.

13.    Amendment and Termination. The Board may at any time, or from time to time, amend or terminate the Plan; provided, however, that no such amendment or termination shall reduce Plan benefits which accrued prior to such amendment or termination without the prior written consent of each person entitled to receive benefits under the Plan who is adversely affected by such action; and, provided further, that the Plan shall not be amended more frequently than once every six months, other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules promulgated thereunder.

Notwithstanding the foregoing, no termination or amendment of this Plan may accelerate payment of post-2004 benefits to any Participant except under the following conditions:
(1) The Company may terminate and liquidate the Plan within 12 months of a corporate dissolution taxed under section 331 of the Internal Revenue Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the amounts deferred under the Plan are included in the Participants’ gross incomes in the latest of the following years (or, if earlier the taxable year in which the amount is actually or constructively received): (a) the calendar year in which the Plan termination and liquidation occurs; (b) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (c) the first calendar year in which the payment is administratively practicable.
(2) The Company may terminate and liquidate the Plan pursuant to irrevocable action taken by the Board of Directors within the 30 days preceding or the 12 months following a change in control event (as defined in Treasury Regulation §1.409A-3(i)(5)), provided that this paragraph will only apply to a payment under a plan if all agreements, methods, programs, and other arrangements sponsored by the Company immediately after the time of the change in control event with respect to which deferrals of compensation are treated as having been deferred under a single plan under Treasury Regulation §1.409A-1(c)(2) are terminated and liquidated with respect to each Participant that experienced the change in control event, so that under the terms of the termination and liquidation all such participants are required to receive all amounts of compensation deferred under the terminated agreements, methods, programs and other arrangements within 12 months of the date the Company irrevocably takes all necessary action to terminate and liquidate the agreements, methods, programs, and other arrangements.
(3) The Company may terminate and liquidate the Plan, provided that (a) the termination and liquidation does not occur proximate to a downturn in the financial health of the Company; (b) the Company terminates and liquidates all agreements, methods, programs, and other arrangements sponsored by the Company that would be aggregated with any terminated and liquidated agreements, methods, programs, and other arrangements under Treasury Regulation §1.409-1(c) if any Participant had deferrals of compensation under all of the agreements, methods, programs, and other arrangements that are terminated and liquidated; (c) no payments in liquidation of the Plan are made within 12 months of the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan other than payments that would be payable under the terms of the Plan if the action to terminate and liquidate the Plan had not occurred; (d) all payments are made within 24 months of the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan; and (e) the Company does not adopt a new plan that would be aggregated with any terminated and liquidated plan under Treasury Regulation §1.409A-1(c) if the same service provider participated in both plans, at any time within three years following the date the service recipient takes all necessary action to irrevocably terminate and liquidate the Plan.

14.    Plan Unfunded, Rights Unsecured. With respect to the Equity Participation Account and the Retainer Deferral Account, the Plan is unfunded. Each Account under the plan represents only a general contractual conditional obligation of the Company to pay in cash or shares of Common Stock the balance thereof in accordance with the provisions of the Plan. All Restricted Stock Units or shares of Common Stock granted or payable under the Plan will be made from and pursuant to the Company’s 2008 Performance Plan, or any successor equity compensation plan.

15.    Assignability. All payments under the Plan shall be made only to the Participant or his or her duly designated Beneficiary (in the event of his or her death). Except pursuant to Section 12 or the laws of descent and distribution and except as may be required by law, the right to receive payments under the Plan may not be assigned or transferred by, and are not subject to the claims of creditors of, any Participant or his or her Beneficiary during his or her lifetime.

16.    Change in the Common Stock. In the event of any stock dividend, stock split, recapitalization, merger, split-up or other change affecting the Common Stock of the Company, the Units in each Account shall be adjusted in the same manner and proportion as the change to the Common Stock.

17.    Quarterly Statements of Accounts - Valuation. Each calendar quarter the Company will prepare and send to each Participant a statement reporting the status of his or her Account or Accounts and Restricted Stock Units as of the close of business on the last business day of the prior calendar quarter. To the extent an Account is denominated in Units, the value of the Units and Restricted Stock Units will be reported at the Fair Market Value of the Common Stock on the relevant valuation date.

18.    No Other Rights. Neither the establishment of the Plan, nor any action taken thereunder, shall in any way obligate the Company to nominate an Outside Director for re-election or continue to retain an Outside Director on the Board or confer upon any Outside Director any other rights in respect of the Company.

19.    Successors of the Company. The Plan shall be binding upon any successor to the Company, whether by merger, acquisition, consolidation or otherwise.

20.    Law Governing. The Plan shall be governed by the laws of the State of Ohio.

THE GOODYEAR TIRE & RUBBER COMPANY

By: /s/ Joseph B. Ruocco
Joseph B Ruocco
Senior Vice President, Human Resources

ATTEST:

By: /s/ Bertram Bell
Bertram Bell
Assistant Secretary

File: wd/nq/pd/odepp/10102011 clean